FIRST AMENDMENT TO
KATHY HILTON LICENSE AGREEMENT

This First Amendment ( this “ Amendment ”) to   Kathy Hilton License Agreement (the “ Agreement ”) dated October 13, 2006, by and between KRH Licensing Company, LLC, a California limited liability company (“ Licensor ”) and OmniReliant Corp., a Florida corporation (“ Licensee ”) is made and effective on this 20 th day of November, 2006.

WITNESSETH:

WHEREAS , the Agreement became effective on October 13, 2006, and continues in effect; and

WHEREAS , Licensor and Licensee desire to change the date of the payment of the Guaranteed Minimum Royalty for the first Annual Period from thirty (30) days following the Effective Date to January 3, 2007.

NOW, THEREFORE , in consideration of the premises and the mutual covenants and conditions contained herein, the Licensor and Licensee, each intending to be legally bound, hereby agree as follows:

1.   Incorporation; Defined Terms . The foregoing recitals are true and correct and are hereby incorporated herein and made a part hereof. All defined (capitalized) terms used, but not defined, herein shall have the meaning ascribed to such terms in the Agreement.

2.   Amendment .   The last paragraph of Article 8, Section A is hereby amended in its entirety to read as follows:

The Guaranteed Minimum Royalty payable for each Annual Period shall be paid to Licensor semi-annually in advance on the first day of the month of each half year starting with the payment of the Guaranteed Minimum Royalty for the 2 nd Annual Period, such that each half of the Guaranteed Minimum Royalty Payments shall be paid on January 1 st and July 1 st of each Annual Period. Notwithstanding the foregoing, the Guaranteed Minimum Royalty for the first Annual Period shall be paid on January 3, 2007 . In the event that such payment is not timely made, Licensor shall have the right to cancel this Agreement, making it void ab initio, upon 5-days written notice to cure.

3.   Governing Law . This Amendment shall be governed by the laws of the State of Florida.

4.   Effect of Amendment . The terms and conditions of the Agreement shall continue in full force and effect, except as otherwise expressly amended by this Amendment. This amendment shall be without prejudice to any rights and liabilities arising under the Agreement by reference to acts, omissions and events occurring prior to such Amendment coming into effect. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall be controlling.

5.   Counterparts . This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument. The parties agree that this Amendment may be executed by facsimile means, and a facsimile of a party’s signature shall be deemed an original.

EXECUTED on the day and year first written above:

OMNIRELIANT CORP.

By:	/s/ Chris D. Phillips
Chris D. Phillips, P esident

KRH LICENSING COMPANY, LLC

By:	/s/ Richard Hilton
Richard Hilton, President

ACKNOWLEDGED and APPROVED :

/s/ Kathy Hilton

Kathy Hilton

Dated: November 20, 2006